UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: July 24, 2024

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road San Carlos, CA	94070
(Address of principal executive offices)	(Zip Code)

(650) 817-9012
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 24, 2024, Presto Automation Inc. (“Presto” or the “Company”) entered into a Common Stock Purchase Agreement (the “CSPA”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Pursuant to the CSPA, the Company has the right, but not the obligation, to sell to Triton up to $25,000,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from time to time during the commitment period commencing on July 24, 2024 and terminating on the earlier of (i) December 31, 2024 or (ii) the date on which Triton shall have purchased shares of the Company’s Common Stock pursuant to the CSPA equal to the investment amount of $25,000,000 (the “Offering”).

Each sale the Company requests under the CSPA (a “Purchase Notice”) may be for a number of shares of the Company’s Common Stock that does not exceed 4.9% of our outstanding shares as of the date of the CSPA which amount is 7,790,353 shares as of the date hereof (the “Commitment Shares”). Triton has committed to purchase the Commitment Shares at 80% of the lowest traded price of the Common Stock five days prior to the closing date for that tranche of shares. The closing of a Purchase Notice shall occur no later than three (3) business days after the Company delivers a Purchase Notice to Triton.

The Company has filed with the Securities and Exchange Commission a prospectus supplement to the Company’s prospectus, dated July 25, 2024, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333-275112, registering the shares of Common Stock that are to be offered and sold to Triton pursuant to the CSPA.

The foregoing is a summary description of certain terms of the CSPA. For a full description of all terms, please refer to the copy of the CSPA that is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01	Other Events

Liquidity Update

As previously disclosed, on July 19, 2024, the Company and Presto Automation LLC (the “Borrower”), the Company’s wholly owned subsidiary (the “Loan Parties”) entered into an amendment (the “Amendment”) to the Cooperation Agreement (as amended by the Amendment, the “Cooperation Agreement”), dated May 16, 2024, with Metropolitan Partners Group Administration, LLC, the administrative, payment and collateral agent (the “Agent”) under the Credit Agreement, dated as of September 21, 2022 (as amended, the “Credit Agreement”), Metropolitan Levered Partners Fund VII, LP, Metropolitan Partners Fund VII, LP, Metropolitan Offshore Partners Fund VII, LP and CEOF Holdings LP (collectively, the “Lenders”), and certain significant stockholders.

Pursuant to the Cooperation Agreement, the Company is required to raise $2.0 million on or before each of August 1, 2024, August 15, 2024 and August 29, 2024 (each, a “Forbearance Date”) for a cumulative total of $6.0 million in order to prevent its senior secured lender from exercising remedies against the Company, including but not limited to an Article 9 foreclosure, which would result in the Common Stock becoming worthless.

The Company is required to raise an additional $32.0 million by no later than the Forbearance Date in order to facilitate negotiations with its senior secured lender for the assignment and restructuring of their loan. Efforts to raise capital to achieve the $32.0 million investment described above have been led solely by the Company’s director, Krishna Gupta:

•	The Company has not received any indication of interest from a third party investor to invest any amount in the Company since the Cooperation Agreement was signed on May 16, 2024; and

•	Mr. Gupta has indicated to the board that Remus Capital has “circled” $10.0 million; however, despite requests by the board, Mr. Gupta has not provided any evidence of the existence of such funds.

While there exists a possibility that such an investment may be secured before forbearance terminates, the Company considers this outcome extremely unlikely. Accordingly, the Company believes that it is extremely likely that holders of Common Stock will lose all of their investment because the senior secured lender will be free to exercise remedies at that time.

Nasdaq Listing Update

The Offering will almost certainly violate the Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5635(d). As a result, the Company expects to lose the appeal that it has submitted to Nasdaq to delay delisting, and the Company expects that its stock will be delisted from Nasdaq on or about August 8, 2024.

Franchisee Update

A brand owner, with whom the Company does not have a direct agreement, whose franchisees account for approximately 90% of the Company’s installed base, recently advised those franchisees that they may face potential lawsuits for infringing the California Invasion of Privacy Act (the “Act”) as a result of the use of drive-through AI technology.  This follows a purported class action lawsuit filed in California in February 2024 alleging that the use of drive-through AI technology such as the Presto Voice solution constitutes wiretapping under the Act due to a lack of consent from drive-through customers.  The lawsuit was withdrawn by the plaintiff and dismissed without prejudice, meaning that the claim could be filed again.  As a result of the brand owner’s advice, two franchisees, operating 40 locations in which the Company’s technology is installed, have recently paused further installations.  The Company cannot be certain whether there will be any additional impact.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Common Stock Purchase Agreement, dated July 24, 2024, by and between Presto Automation Inc. and Triton Funds LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

Date: July 25, 2024	By:	/s/ Susan Shinoff
		Name:	Susan Shinoff
		Title:	General Counsel and Corporate Secretary